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                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of report (date of earliest event reported) October 1, 1996
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                  First Interstate BancSystem of Montana, Inc.
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             (Exact name of registrant as specified in its charter)

          Montana                  333-3250                 81-0331430
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(State or other jurisdiction     (Commission                IRS Employer
of incorporation or                 File No.)          Identification No.
organization

      P.O. Box 30918, 401 North 31st Street, Billings, MT        59116-0918
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     (Address of principal executive offices)                    (Zip code)


         Registrant's telephone number, including area code 406/255-5300
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                                 Not applicable
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          (Former name or former address, if changed since last report)




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Item 2.   ACQUISITION OR DISPOSITION OF ASSETS

          On October 1, 1996, First Interstate BancSystem of Montana, Inc. completed the purchase of all of the outstanding stock of First Interstate Bank of Montana, N.A. which has offices in the Montana communities of Kalispell, Great Falls, and Cut Bank, and all of the outstanding stock of First Interstate Bank of Wyoming, N.A. which has offices in the Wyoming communities of Casper, Riverton, and Laramie. Total assets of the banks acquired were approximately $550 million. The banks were purchased from Wells Fargo & Company for a total cash purchase price of $72,000,000, subject to adjustment, up or down, to the extent the historical net book value of the banks acquired at closing, excluding net income tax assets and seller's "push down" purchase accounting adjustments are greater or less than $35,832,433. Such purchase price adjustment is to be computed and settled between the parties 30 days subsequent to the closing on October 1, 1996.

           For accounting purposes, the acquisition will be accounted for as a purchase. Adjustments to the fair value of the net assets acquired will be "pushed down" to the respective banks acquired. Although the acquisition will be accomplished through the purchase of stock, the transaction will be treated as a purchase of assets and assumption of liabilities for income tax purposes.

           The purchase was funded through a combination of $20 million perpetual preferred stock, $20 million subordinated debentures and $31 million additional senior term debt. Additional financing and acquisition costs of approximately $2,129,000 were funded from working capital.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (a)  Financial statements of businesses acquired.

          As of the date hereof, it is impractical for the Company to provide the required financial statements of the businesses acquired. The Company will file the required financial statements of the acquired businesses under cover of Form 8-K/A as soon as practicable, but not later than 60 days after the date of filing hereof.

          (b)  Pro forma financial information

          As of the date hereof, it is impractical for the Company to provide the required pro forma financial information. The Company will file the required pro forma financial information under cover of Form 8-K/A as soon as practicable, but not later than 60 days after the date of filing hereof.


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          (c)  Exhibits

          2.1 Stock Purchase Agreement dated May 24, 1996 between First Interstate BancSystem of Montana, Inc. and Wells Fargo & Company.

          3.1.1 Articles of Amendment to Restated Articles of Incorporation dated September 19, 1996.

          3.1.2 Articles of Amendment to Restated Articles of Incorporation dated September 19, 1996.

          4.4 Preferred Stock Purchase Agreement dated September 26, 1996 between First Interstate BancSystem of Montana, Inc. and First Security Corporation.

          10.3 Loan Agreement dated October 1, 1996 between First Interstate BancSystem of Montana, Inc., as borrower, and First Security Bank, NA, Colorado National Bank, NA and Wells Fargo Bank, NA.

          10-13 Note Purchase Agreement dated August 30, 1996 between First Interstate BancSystem of Montana, Inc. and the Montana Board of Investments.

          27 As of the date hereof, it is impractical for the Company to provide the required Financial Data Schedules of the businesses acquired. The Company will file the required Financial Data Schedules of the acquired businesses under cover of Form 8-K/A as soon as practicable, but not later than 60 days after the date of filing hereof.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on October 10, 1996.

               FIRST INTERSTATE BANCSYSTEM OF MONTANA, INC.



               By:  /s/ Terrill R. Moore
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                    Terrill R. Moore
                    Senior Vice President and Chief Financial Officer


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